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Exhibit 23.3

WILLIAM FRY TAX ADVISERS LIMITED
Fitzwilton House, Wilton Place
Dublin 2, Ireland

        We hereby consent to the use of our name in the Registration Statement on Form S-1 (File No. 333-103620) of AXIS Capital Holdings Limited. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Respectfully submitted,
/s/ WILLIAM FRY TAX ADVISERS LIMITED Director William Fry Tax Advisers Limited
/s/ WILLIAM FRY TAX ADVISERS LIMITED Director William Fry Tax Advisers Limited Dublin, Ireland May 14, 2003

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  Exhibit 23.3